UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------------


                               Home Director, Inc.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                          52-2143430
-----------------------------------               ------------------------------
 (State or other jurisdiction of                            (IRS Employer
  incorporation or organization)                          Identification No.)


               900 E. Hamilton Ave, Suite 550, Campbell, CA 95008
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                     Plan to Issue Shares for Legal Services
                ------------------------------------------------
                            (Full title of the plan)


                                Michael D. Liddle
                             Chief Executive Officer
                               Home Director, Inc.
                        1475 S. Bascom Avenue, Suite 210
                           Campbell, California 95008
               ---------------------------------------------------
                     (Name and address of agent for service)


                                 (408) 559-3100
                     -------------------------------------
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                            Proposed    Proposed
                                            Maximum     Maximum
                                            Offering   Aggregate      Amount of
Title of Securities        Amount to be    Price Per    Offering    Registration
 to be Registered         Registered (1)   Share(2)     Price           Fee
--------------------------------------------------------------------------------
Common Stock
$0.01 par value               411,532       $  0.17   $ 69,960.44    $    2.15


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant's outstanding shares to be offered pursuant to the applicable plan described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for the registrant's common stock as reported on the OTC Bulletin Board on January 8, 2007.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.





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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Home Director, Inc. (the "Registrant") with the Commission, are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006, as filed with the Commission on August 1, 2007;

     (b) The Registrant's Quarterly Reports on Form 10-QSB/A and Forms 10-QSB for the quarters ended March 31, June 30, and September 30, 2007, as filed with the Commission on August 1, August 7, and November 19, 2007, respectively;

     (c) The Registrant's Current Reports on Form 8-K as filed with the Commission on January 5, January 25, April 2, and November 7, 2007;

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act from December 31, 2006; and

     (e) The description of the Registrant's common stock contained in its Registration Statement on Form SB-2 as filed with the Commission on September 10, 2004, pursuant to Section 12(g) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective filing dates of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Richardson & Patel, LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson, principal in the law firm, is eligible to receive all of the shares of the Registrant's common stock registered pursuant this Form S-8 Registration Statement as compensation for legal services not in connection with any capital raising transaction or making a market in the Registrant's securities.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents.

As permitted by Section 145 of the Delaware Law, the Registrant's restated certificate of incorporation includes provisions requiring it to indemnify and hold harmless its officers and directors, to the fullest extent permissible under the Delaware Law, and eliminating the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware Law, the bylaws of the Registrant provide that the Registrant:

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     o    shall indemnify its directors and officers, to the fullest extent permitted by Delaware Law, for serving as such or for serving, at the request of the Registrant, as a director, officer employee or agent of another business enterprise, provided, however, such person has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     o may, in its sole discretion, indemnify any employee, to the fullest extent permitted by Delaware Law, for serving, at the request of the Registrant, as a director, officer employee or agent of another business enterprise, provided, however, such person has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     o shall advance and indemnify its directors and officers against all expenses actually and reasonably incurred in connection with defending a proceeding, provided, however, such director or officer shall undertake to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

     o may, in its sole discretion and upon such terms and conditions as it deems appropriate, advance and indemnify any employee against expenses actually and reasonably incurred in connection with defending a proceeding.

     o may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or a director, officer, employee, or agent of another business enterprise, against any liability asserted against or incurred by such person in any such capacity.

The Registrant has not entered into any indemnification agreements with or procured any insurance policy on behalf of any of its directors, officers, employees or agents.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

No.       Description of Exhibit
---       ----------------------

4.1 Restated Certificate of Incorporation of Home Director, Inc., effective December 19, 2002, incorporated by reference to Exhibit 3.2 of the Registrant's Form 8-K filed December 20, 2002

4.2 Amended and Restated Bylaws, of Home Director, Inc., dated March 3, 2004, incorporated by reference to Exhibit 4.1 of the Registrant's Form SB-2 filed March 8, 2004

4.3       Plan to Issue Shares for Legal Services, dated January 10, 2008

5.1       Opinion of Richardson & Patel LLP (1)

23.1      Consent of Bedinger & Company (1)

23.2      Consent of Richardson & Patel LLP (filed as part of Exhibit 5.1)
-------------------------------

(1) Filed herewith.

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Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on the 11th day of January, 2008.

                                        HOME DIRECTOR, INC.


                                        By: /s/ Michael D. Liddle
                                            ---------------------------
                                        Name: Michael D. Liddle
                                        Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



Dated: January 11, 2008                 /s/ Michael D. Liddle
                                        -----------------------------------
                                        Michael D. Liddle
                                        Chief Executive Officer &
                                        Chairman of the Board


Dated: January 11, 2008                 /s/  Daryl Stemm
                                        -----------------------------------
                                        Daryl Stemm
                                        Chief Financial Officer & Secretary


Dated: January 11, 2008                 /s/ A. Stone Douglass
                                        -----------------------------------
                                        A. Stone Douglass
                                        Director



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